Exhibit 99.1

CONTACT:           DPL Media Line (937) 224-5940

DPL NAMES FREDERICK J. BOYLE AS SENIOR VICE PRESIDENT,
CHIEF FINANCIAL OFFICER and TREASURER

DAYTON, Ohio — November 6, 2008 — DPL Inc. (NYSE: DPL) announced today that its Board of Directors has named Frederick J. Boyle, 51, as Senior Vice President, Chief Financial Officer, and Treasurer of DPL and its principal subsidiary, The Dayton Power and Light Company (DP&L), effective December 1, 2008.

“Fred brings strong financial experience in both regulated and unregulated businesses that will help DPL build on its solid foundation and continue the positive momentum generated over the past four years,” said Paul M. Barbas, President and Chief Executive Officer.  “We are extremely confident that his leadership and financial acumen will enhance our ability to provide value to our shareholders, customers, employees and the communities we serve.”

Most recently, Boyle served as Vice President, Finance, Chief Accounting Officer and Controller for DPL and DP&L. In that capacity, he was directly responsible for corporate accounting, tax, cash management, insurance, corporate model and payroll. Prior to joining DPL in 2006, Mr. Boyle was Vice President of Finance for Direct Energy.  Mr. Boyle has an extensive background in the energy industry. For 18 years, he worked in the financial and accounting areas of American Electric Power (AEP), serving in positions such as Manager of Tax, Manager of Corporate Planning and Budgeting, and Vice President of Financial Services.  In addition to his experience with financial reporting and rate case filings, Mr. Boyle worked extensively with AEP’s international acquisition and disposition of assets.

Mr. Boyle has a Bachelor of Science in Business Administration from The Ohio State University, a Masters of Tax from Capital University, and is a Certified Public Accountant.

Effective November 30, 2008, John J. Gillen has announced his intention to step down as Senior Vice President, Chief Financial Officer and Treasurer, accepting a position with a privately held firm in the professional services industry.  “I would like to thank John for his many contributions over the last four years, not the least of which was the development of a first class financial organization,” said Mr. Barbas.

About DPL

DPL Inc. (NYSE:DPL) is a regional electric energy company.  DPL’s principal subsidiaries include The Dayton Power and Light Company (DP&L); DPL Energy, LLC (DPLE); and DPL Energy Resources, Inc. (DPLER).  DP&L, a regulated electric utility, provides service to over 515,000 retail customers in West Central Ohio; DPLE engages in the operation of peaking generation facilities; and DPLER is a competitive retail electric supplier in Ohio, selling to major industrial and commercial customers.  DPL, through its subsidiaries, owns and operates approximately 3,750 megawatts of generation capacity, of which 2,850 megawatts are low cost coal-fired units and 900 megawatts are natural gas and diesel peaking units.  Further information can be found at www.dplinc.com.

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Matters discussed in the press release that relate to events or developments that are expected to occur in the future, including management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters constitute forward-looking statements.  Forward-looking statements are based on management’s beliefs, assumptions and expectations of future economic performance, taking into account the information currently available to management.  These statements are not statements of historical fact and are typically identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions.  Such forward-looking statements are subject to risks and uncertainties, and investors are cautioned that outcomes and results may vary materially from those projected due to various factors beyond DPL’s control, including but not limited to: abnormal or severe weather and catastrophic weather-related damage; unusual maintenance or repair requirements; changes in fuel costs and purchased power, coal, environmental emissions, gas and other commodity prices; volatility and changes in markets for electricity and other energy-related commodities; increased competition and deregulation in the electric utility industry; increased competition in the retail generation market; changes in interest rates; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, emission levels, rate structures or tax laws; changes in federal and/or state environmental laws and regulations to which DPL and its subsidiaries are subject; the development of Regional Transmission Organizations, including PJM to which DPL’s operating subsidiary has given control of its transmission functions; changes in DPL’s purchasing processes, pricing, delays, contractor and supplier performance and availability; significant delays associated with large construction projects; growth in DPL’s service territory and changes in demand and demographic patterns; changes in accounting rules and the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; financial market conditions; the outcomes of litigation and regulatory investigations, proceedings or inquiries; general economic conditions; and the risks and other factors discussed in DPL’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date of the document in which they are made.  We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

News Media Contact:

DPL Media Line, (937) 224-5940